Exhibit 99.1

Electronically Filed
7/10/2020 11:41 AM
Steven D. Grierson
CLERK OF THE COURT
/s/ Steven D. Grierson

ORDR
PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
CHASEY LAW OFFICES
3295 N. Fort Apache Road, Suite 110
Las Vegas, Nevada 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
email: peter@chaseylaw.com
Attorney for Petitioner
CUSTODIAN VENTURES, LLC

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

	)	CASE NO.:	A-20-815182-B
In the Matter of	)	DEPT NO.:	XVI
)
GOFF CORP., a Nevada Corporation,	)	ORDER APPOINTING CUSTODIAN
[Nevada Entity No. E0329392010-7],	)	[NRS 78.347(1)(B)]
)
)
(Petition of Custodian Ventures, LLC),	)
_____________________________________	)

THE COURT, having considered Petitioner, CUSTODIAN VENTURES, LLC’s Motion for Appointment of Custodian for GOFF CORP., a Nevada Corporation [Nevada Entity No. E0329392010-7], proper notice having been given to the officers and directors of GOFF CORP. pursuant to NRS 78.750(2), no opposition having been received, and good cause appearing,

IT IS ORDERED, ADJUDGED AND DECREED that:

1. Petitioner CUSTODIAN VENTURES, LLC is appointed custodian of GOFF CORP.

2. CUSTODIAN VENTURES, LLC shall revive and/or reinstate GOFF CORP. with the Nevada Secretary of State.

3. CUSTODIAN VENTURES, LLC shall appoint officers and directors to serve during the Custodianship of GOFF CORP.

4. CUSTODIAN VENTURES, LLC is authorized to take reasonable and prudent action on behalf of GOFF CORP., including negotiating and compromising debt, executing contracts and other agreements, filing Amendments to Articles of Incorporation to change the corporation’s name, authorize additional shares, authorize additional classes of shares, designate and issue authorized common shares and preferred shares, and initiating litigation in GOFF CORP.’s name as deemed reasonable and prudent in connection with or related to the performance of the Custodian’s duties.

5. CUSTODIAN VENTURES, LLC shall provide reasonable notice to all shareholders of record of a shareholders meeting to be held after this Order is entered, and the shareholders who attend such meeting, whether in person or by proxy, shall constitute a quorum sufficient for all purposes of the meeting.

6. The record transfer agent for GOFF CORP. is hereby authorized and directed to cooperate with CUSTODIAN VENTURES, LLC concerning delivery of the shareholder list for GOFF CORP.

7. CUSTODIAN VENTURES, LLC shall file a Custodian Amendment to the Articles of Incorporation for GOFF CORP. with the Nevada Secretary of State containing the following disclosures and statements:

(a)	Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations, or convictions concerning CUSTODIAN VENTURES, LLC, or its affiliates or subsidiaries.

(b)	A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of the corporation to request that GOFF CORP. comply with Chapter 78 of the Nevada Revised Statutes.

(c)	A statement that as Custodian, CUSTODIAN VENTURES, LLC, is authorized to continue the business of GOFF CORP. for the benefit of the corporation and its shareholders.

(d)	A statement that CUSTODIAN VENTURES, LLC will reinstate GOFF CORP.’s charter to do business in the State of Nevada.

(e)	Any other information as may be required by regulations promulgated by the Nevada Secretary of State.

8. CUSTODIAN VENTURES, LLC, as custodian of GOFF CORP., shall submit a report to this Court of the actions taken by the Custodian every 3 months from the date of Notice of Entry of this Order while the custodianship remains active.

IT IS SO ORDERED.

Dated this 9th day of July, 2020.

DISTRICT COURT JUDGE
CG

Respectfully Submitted by:
CHASEY LAW OFFICES

/s/ PETER L. CHASEY
PETER L. CHASEY, ESQ.
Nevada Bar No. 007650
3295 N. Fort Apache Rd., Ste. 110
Las Vegas, NV 89129
Tel: (702) 233-0393 Fax: (702) 233-2107
Attorney for Petitioner
CUSTODIAN VENTURES, LLC